EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT (the "Agreement") made as of the 14th day of June, 1999, between DAG Media, Inc, a New York corporation (the "Company"), having its principal place of business at 125-10 Queens Boulevard, Kew Gardens, New York, 11415, and Orna Kirsh (the "Executive"), residing at 347 West 57th Street, Apt. 31B, New York, New York 10019

                                   WITNESSETH:

      WHEREAS, the Company wishes to employ the Executive as its Chief Financial Officer ("CFO") and Executive wishes to accept such position; and

      WHEREAS, the parties desire by this Agreement to set forth the terms and conditions of the employment relationship between the Company and the Executive.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement, the Company and the Executive agree as follows:

      1. Employment and Duties. The Company hereby employs the Executive as CFO and the Executive agrees to accept such employment on the terms and conditions provided in this Agreement. The Executive shall perform such duties and responsibilities as are customary for a CFO and such other duties and responsibilities as are reasonably determined from time to time by the Board of Directors of the Company (the "Board"). The Executive shall report to and be supervised by the Chief Executive Officer and the Board. The Executive shall be based at the Company's offices in Kew Gardens, New York or such other place that shall constitute the Company's headquarters and, except for business travel incident to her employment under this Agreement, the Company agrees the Executive shall not be required to relocate.

      2. Term. The term of this Agreement shall commence on July 19, 1999 (the "Commencement Date"), and shall terminate on the second anniversary thereof, unless earlier


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terminated in accordance with the terms of this Agreement (the "Termination
Date"). Such term of employment is herein sometimes referred to as the "Employment Term".

      3. Compensation. As compensation for performing the services required by this Agreement, and during the term of this Agreement, the Executive shall be compensated as follows:

            a. Base Compensation. The Company shall pay to the Executive an annual salary of $100,000 ("Base Compensation"), payable in equal installments pursuant to the Company's customary payroll procedures in effect for its executive personnel at the time of payment, but in no event less frequently than monthly, subject to withholding for applicable federal, state, and local taxes. The Executive may be entitled to such increases in Base Compensation with respect to each calendar year during the term of this Agreement, as shall be determined by the Board, in its sole and absolute discretion, based on periodic reviews of the Executive's performance .

            b. Stock Options. The Executive shall be granted an incentive stock option to purchase 50,000 shares of Common Stock of the Company, $.001 par value per share (the "Common Stock"), at a per share price equal to the closing price of the Common Stock on the Commencement Date, which option shall vest and first become exercisable for 1/4 of the shares on the commencement date and an additional 1/4 of the shares on the first three anniversaries thereof. The other terms and conditions of such option grant will be governed by a separate option agreement in form and substance similar to those for other executives of the Company.

            c. Signing Bonus: The Executive shall receive a signing bonus of $10,000, payable whether or not Executive is still employed, on January 3, 2000.

            d. Bonus on Change of Control. In the event that a Change of Control, as defined below, occurs during the employment term the Company shall promptly pay Employee a


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Change of Control Bonus in the amount of $150,000. A "Change in Control" will be deemed to have occurred if following (i) a tender or exchange offer for voting securities of the Company, (ii) a proxy contest for the election of directors of the Company (iii) a merger or consolidation or sale of all or substantially all of the business or assets of the Company the persons constituting the Board of Directors of the Company immediately prior to the initiation of such event cease to constitute a majority of the Board of Directors of the Company upon the occurrence of such event or within one year after such event.

      4. Employee Benefits. During the Employment Term and subject to the limitations set forth in this Section 4, the Executive, and to the extent applicable her eligible dependents, shall have the right to participate in any retirement plans (qualified and non-qualified), pension, insurance (including but not limited to Director and Officer Liability coverage), health, disability or other benefit plan or program that has been or is hereafter adopted by the Company (or in which the Company participates), according to the terms of such plan or program, on terms no less favorable than the most favorable terms granted to senior executives of the Company. The Company agrees that it will maintain director and officer liability insurance coverage throughout the employment term.

      5. Vacation and Leaves of Absence. The Executive shall be entitled to 20 days of paid vacation including local and national holidays, plus days of religious observance during each 12 month period this agreement is in effect, in accordance with the Company's usual policies. In addition, the Executive is entitled to the same number of sick leave days provided to other senior Executive Officers of the Company.

      6. Business Expenses. The Executive shall be promptly reimbursed against presentation of vouchers or receipts for all reasonable and necessary expenses incurred by her in connection with the performance of her business-related duties.

      7. Termination.

            (a) Termination Upon Notice. The Company shall be entitled to terminate unilaterally this agreement for cause by giving the Executive two weeks prior written notice. For purposes hereof "cause shall mean a determination by the Chief Executive Officer of the Company, in his reasonable business judgement, that the Executive has failed to properly and adequately carry out her duties and responsibilities. Once the two week notice period has elapsed, the parties shall have no further obligations to each other, excepting only that the Company will pay the Executive for any accrued, unused and unexpired paid vacation days prior to the date of termination in a lump sum in accordance with applicable law and, in the case of termination by the Company prior to January 3, 2000, the Company will pay the signing bonus due on that date.

            (b) Disability. If due to illness, physical or mental disability, or other incapacity, the Executive shall fail, for a total of any three (3) consecutive months ("Disability"), to substantially perform the principal duties required by this Agreement, the Company may terminate this Agreement upon 30 days' written notice to the Executive. In such event, the Executive shall be (1) paid her Base Compensation until the Termination Date, and (2) provided with employee benefits pursuant to Section 4, to the extent available, for the remainder of the Employment Term; provided, however, that any compensation to be paid to the Executive


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pursuant to this subsection 7(b) shall be offset against any payments received by the Executive pursuant to any policy of disability insurance.

      8. Company Property. All advertising, promotional, sales, supplies, manufacturers and other materials or articles or information, including without limitation data processing reports, customer lists, customer sales analyses, invoices, product lists, price lists or information, samples, or any other materials or data of any kind furnished to the Executive by the Company or developed by the Executive on behalf of the Company or at the Company's direction or for the Company's use or otherwise in connection with the Executive's employment hereunder, are and shall remain the sole and confidential property of the Company; if the Company requests the return of such materials at any time during or at or after the termination of the Executive's employment, the Executive shall immediately deliver the same to the Company.

      9. Covenant Not To Compete.

            (a) No Solicitation or Competition. The Non-Compete Period shall be the greater of [3] three years from the Commencement Date or [2] a period of two
(2) years after the termination of this Agreement. The Executive further agrees that during the Non-Compete Period, she will not, directly or indirectly, in any manner: (i) engage in the Business (the "Business" is defined as the publication, distribution, marketing and sale of yellow page directories in print and on the world wide web in which the Company or any Affiliate of the Company is engaged on the Date of Termination, and will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with any corporation, firm, entity, or business that is so engaged unless duly authorized by written consent of the Company; provided, however, that nothing herein shall prohibit the Executive from owning not more than three (3%) percent of the outstanding stock of any publicly


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held corporation, (ii) persuade or attempt to persuade any employee of the
Company or of any Affiliate of the Company to leave the employ of the Company or of such Affiliate or to become employed by any other entity, (iii) persuade or attempt to persuade any current client or former client to reduce the amount of business it does or intends or anticipates doing with the Company or with any Affiliate of the Company or (iv) take any action which might divert from the Company or any Affiliate of the Company any opportunity of which he became aware during his employment with the Company or with any Affiliate of the Company which would be within the scope of any of the businesses then engaged in or planned to be engaged in by the Company or any Affiliate of the Company. As used throughout the Agreement, the term "Affiliate" shall mean any corporation or other entity of which the Company owns, directly or indirectly, at least 40% of the equity interest thereof.

            (b) Confidentiality of Company Property. The Executive agrees that during the term hereof, or at any time thereafter, she will not, directly or indirectly, use for her own benefit or for the benefit of any third party, or reveal or cause to be revealed to any person, firm, entity or corporation, any Confidential Information (as defined herein) which relates to the Company or any Affiliate of the Company or any of their customers and that upon termination of her employment she will deliver all lists of customers, notes, records and all other property belonging to the Company or any Affiliate of the Company or relating to its or their business or customers. "Confidential Information" shall include, but not be limited to, trade secrets, supplier lists, customer lists, intellectual property and any other information, whether or not proprietary, which relates to the business of the Company or any Affiliate of the Company and which otherwise is not considered to be public information. Confidential Information shall not include general information regarding the


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yellow page industry which is generally known to those involved in the operation of an automotive dealership.

            (c) Saving Clause. If the period of time or the area specified in subsection (a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If the Executive violates any of the restrictions contained in the foregoing subsection (a), the restrictive period shall not run in favor of the Executive from the time of the commencement of any such violation until such time as such violation shall be cured by the Executive to the satisfaction of Company.

      10. Executive's Representation and Warranties. Executive represents and warrants that she has the full right and authority to enter into this Agreement and fully perform her obligations hereunder, that she is not subject to any non-competition agreement other than with the Company, and that her past, present and anticipated future activities have not and will not infringe on the proprietary rights of others. Executive further represents and warrants that she is not obligated under any contract (including, but not limited to, licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court or administrative agency which would conflict with her obligation to use her best efforts to perform her duties hereunder or which would conflict with the Company's business and operations as presently conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as officer and employee by Executive will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument to which Executive is currently a party.


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      11. Miscellaneous.

            (a) Integration; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior understandings and agreements between the parties with respect to the matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

            (b) Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

            (c) Waivers. The failure or delay of any party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to other or further notice or demand in similar or other circumstances.

            (d) Power and Authority. The Company represents and warrants to the Executive that it has the requisite corporate power to enter into this Agreement and perform the terms hereof; that the execution, delivery and performance of this Agreement by it has been duly authorized by all appropriate corporate action; and that this Agreement represents the valid and


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legally binding obligation of the Company and is enforceable against it in accordance with its terms.

            (e) Burden and Benefit; Survival. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and assigns.

            (f) Governing Law; Headings. This Agreement and its construction, performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of New York, without consideration of its choice of law rules. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

            (g) Notices. All notices called for under this Agreement shall be in writing and shall be deemed given [1] upon receipt if delivered personally or [2] upon mailing if sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses as set forth in the preamble to this Agreement. Addresses for notice purposes may be changed by any party entitled to receive notice under this Agreement as they shall designate, from time to time. The notice provisions of this agreement must be complied with when informing the other party of a change of address for notice purposes.

            (h) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.


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      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        DAG MEDIA, INC.,


                                        By: /s/ Assaf Ran
                                           -------------------------------------
                                           Assaf Ran, President & CEO


                                        By: /s/ Orna Kirsh
                                           -------------------------------------
                                           Orna Kirsh


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